CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm, Watson Dauphinee & Masuch Chartered Accountants, under the caption "Experts" and to the use of our reports dated August 11, 2000 and November 05, 1999 in the Registration Statement (Form SB-2) and related Prospectus of forestindustry.com, Inc., dated September 22, 2000, for the registration of 1,703,866 shares of its common stock.




/s/ "WATSON DAUPHINEE & MASUCH"
     Chartered Accountants

Vancouver, B.C., Canada
September 21, 2000